Exhibit 99


                                                                   [EXELON LOGO]


News Release

From:      Exelon Corporation                             For Immediate Release
           Corporate Communications                       ---------------------
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Don Kirchoffner, 312.394.3001
           Linda Marsicano, 312.394.3099

              Exelon Corporation Explores Possibility of Acquiring
                        Illinois Power from Dynegy Inc.

Chicago (September 26, 2003) -- Exelon Corporation (Exelon) today announced that it is engaged in exclusive discussions with Dynegy Inc. (Dynegy), which may lead to Exelon purchasing Illinois Power Company (Illinois Power) from Dynegy. Illinois Power is an electric and gas distribution and transmission utility serving customers in north central, central and south central Illinois. Negotiations have only commenced and no assurance can be given that they will lead to an agreement or that any such agreement could be consummated.

While Exelon believes it is possible to structure a transaction that will achieve important public policy objectives such as greater reliability and price stability, any ultimate transaction will be contingent upon review by the Illinois Commerce Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission and other governmental entities to assure that these objectives are met. It is expected that if this acquisition is consummated, it will benefit consumers, competition and the state's economy.

Exelon is exploring this transaction because it believes the combination of Illinois Power with Exelon's present subsidiary, Commonwealth Edison Company (ComEd), would provide a unique opportunity to improve service to customers and address the issues involving the supply and price of electricity throughout much of the state through the end of the decade and beyond. We would expect that an approved transaction would lead to contracts for guaranteed supply at predictable prices for Illinois consumers, particularly residential and small commercial.

Safe, reliable delivery of energy to our customers remains Exelon's first priority. Exelon is committed to constantly monitoring opportunities that will not only enhance shareholder value, but also improve reliability.

Exelon does not anticipate making any further announcement until a definitive agreement is reached or the discussions are terminated.


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     Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual
 Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial
            Condition and Results of Operations-Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8.
               Financial Statements and Supplementary Data: Exelon
   - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and
   Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this release.

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    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues.
     The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach andstrong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately
 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services, energy services and telecommunications. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.





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